SIXTH AMENDMENT TO PARTICIPATION AGREEMENT

THIS SIXTH AMENDMENT TO PARTICIPATION AGREEMENT is made as of this 1st day of September, 2013, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”), AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (the “Adviser”), AMERICAN CENTURY INVESTMENT SERVICES, INC. (the “Distributor), collectively the Parties, and GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK formerly known as FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A-NY”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement (defined below).

RECITALS

WHEREAS, GWL&A, GWLA-NY, the Adviser and the Distributor are parties to a Participation Agreement dated September 14, 1999, and amended April 20, 2000, May 1, 2002, April 26, 2005, September 17, 2007 and November 18, 2008 (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add an additional separate Account; and

WHEREAS, The Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	All references to the “Account” now include the COLI VUL Series Account 14;

2.	Schedule A of the Agreement is hereby replaced in its entirety with Schedule A as attached and incorporated by reference to this Amendment.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 1st day of September, 2013.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Susan Gile

Name:	Susan Gile
Title:	V.P. Individual Markets
Date:	9-1-2013

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY OF NEW YORK

By its authorized officer,

By:	/s/ Ron Laeyendecker

Name:	Ron Laeyendecker
Title:	Senior Vice President
Date:	9-1-2013

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By its authorized officer,

By:	/s/ Otis H. Cowan

Name:	Otis H. Cowan
Title:	Vice President
Date:	10/3/13

AMERICAN CENTURY INVESTMENT SERVICES, INC.

By its authorized officer,

By:	/s/ Cindy A. Johnson

Name:	Cindy A. Johnson
Title:	Vice President
Date:

SCHEDULE A

Contracts	Form Number	Account
Individual Flexible Premium Variable Universal Life	J355 J355 (NY) J500 J500 (NY) PPVUL PPVUL ICC13-J600/J600	COLI VUL-2 COLI VUL-2 (GWLA-NY) COLI VUL-4 COLI VUL-4 (GWLA-NY) COLI VUL-7 COLI VUL-1 (GWLA-NY) COLI VUL-14

Group Tax Deferred Annuity	GTDAMF92 Vol	FutureFunds

Group Tax Deferred Annuity	GTDAMF92 ER	FutureFunds